UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  May 15, 2008
Atlas Energy Resources, LLC
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	1-33193 (Commission File Number)	75-3218520 (IRS Employer Identification No.)

Westpointe Corporate Center One, 1550 Coraopolis Heights Road,
Moon Township, PA		15108
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:  412-262-2830
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Atlas Energy Resources, LLC (“Atlas”) entered into an Underwriting Agreement (the “Underwriting Agreement”) dated May 15, 2008 by and among Atlas, Atlas Energy Operating Company, LLC, Atlas Energy Management, Inc. and UBS Investment Bank and Wachovia Securities as managing underwriters, whereby Atlas agreed to sell and the underwriters agreed to purchase 1,800,000 common units of Atlas, plus an option to purchase up to an additional 270,000 common units for the purpose of covering over-allotments, in an offering registered under an effective shelf registration statement. On May 19, 2008, the underwriters exercised their over-allotment option in full. A copy of the Underwriting Agreement is attached hereto as exhibit 1.1. Legal opinions relating to this transaction regarding the legality of the common units offered and certain tax matters are attached as exhibits 5.1 and 8.1 to this current report.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
          1.1 Underwriting Agreement dated May 15, 2008.
          5.1 Opinion of Ledgewood, P.C.
          8.1 Opinion of Ledgewood, P.C.
          23.1 Consent of Ledgewood, P.C. (included in exhibits 5.1 and 8.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 21, 2008	Atlas Energy Resources, LLC

	By:	/s/ Matthew A. Jones
	Its	Chief Financial Officer